Exhibit 99.1

Avnet, Inc. Announces Acquisition
Increasing presence in China’s renewable energy market

Phoenix, Ariz., October 4, 2010 – Avnet, Inc. (NYSE:AVT) announced today that, through its wholly-owned subsidiary, it has acquired certain assets from Eurotone Electric Limited (Eurotone). Established in 1994, Eurotone is an engineering focused electronic components distributor in China that provides general purpose inverters for wind and solar power applications. This acquisition is expected to be slightly accretive to earnings and achieve Avnet’s return on capital goal of at least 12.5%.

“This acquisition broadens our line card and adds market leading products that are critical components in solar and wind power applications,” said Stephen Wong, president of Avnet Electronics Marketing Asia. “The combination of Avnet’s scale and scope and the talented employees of Eurotone will enable us to increase our penetration into this fast growing market, to grow the customer base for these products, and to make a meaningful contribution to the green initiative in China.”

Headquartered in Shenzhen with branch offices in Shanghai, Beijing, Xi’an, Chengdu, Wuhan and Hong Kong, Eurotone distributes products to green energy companies working in support of China’s alternative energy initiatives. With approximately 50 employees, Eurotone is the primary distributor for Infineon Technologies’s IGBT modules in China and also distributes products for CT-Concept, a leading supplier of IGBT drivers and Power MOSFETs. For calendar year 2009, Eurotone generated revenue of approximately US$28 million.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet Electronics Marketing
Avnet Electronics Marketing is an operating group of Phoenix-based Avnet, Inc. that serves electronic original equipment manufacturers (EOEMs) and electronic manufacturing services (EMS) providers in more than 70 countries, distributing electronic components from leading manufacturers and providing associated design-chain and supply-chain services. The group’s Web site is located at www.em.avnet.com.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Avnet Electronics Marketing, Asia Pacific
Jane Neo, (65) 6580-6007
Marketing Communications
jane.neo@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com